TERM LOAN NOTE

US $2,500,000                                         October 6, 2023

FOR VALUE RECEIVED, OPENMAIL2, LLC, a Delaware limited liability company (the “Lender”) agrees to make a loan (the “Loan”) to ORCHID MERGER SUB II, LLC, a Delaware limited liability company (the “Borrower”), in an aggregate outstanding amount not to exceed the principal sum of $2,500,000 (the “Commitment”), on the terms set forth below.

    1.     Definitions: As used in this note (this “Note”), the following terms shall have the meanings set forth below:

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, any of the states where the Lender’s office is located; provided that when used in connection with the determination of Daily Simple SOFR, the term “Business Day” shall also exclude any day that is not a U.S. Government Securities Business Day.

“Borrower” has the meaning assigned to such term in the preamble to this Note.

“Closing Date” has the meaning specified in Section 11.

“Closing Fee” has the meaning specified in Section 10.

“Commitment” has the meaning assigned to such term in the preamble to this Note.

“Daily Simple SOFR” means, with respect to any applicable determination date, the greater of (a) the SOFR published on such date on the NYFRB’s website (or any successor source) and (b) 0.00%.

“Dollar” and “$” mean lawful money of the United States.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, general assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States of America or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default Rate” means an interest rate equal to (i) Daily Simple SOFR, plus (ii) 5.75% per annum plus (iii) 2.0% per annum.

“Event of Default” has the meaning specified in Section 13.

“Existing Credit Agreement” means that certain Credit and Guaranty Agreement, dated as of January 27, 2022, among the Borrower, Bank of America, N.A., as administrative agent, and the other parties from time to time party thereto.
“Lender” has the meaning assigned to such term in the preamble to this Note.

“Loan” has the meaning assigned to such term in the preamble to this Note.

“Maturity Date” has the meaning specified in Section 4(a).

“Note” has the meaning assigned to such term in the preamble to this Note.

“NYFRB” means the Federal Reserve Bank of New York.
“Obligations” means all advances to, and debts, liabilities and monetary obligations of, the Borrower to the Lender arising under this Note, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising, including interest and fees that accrue after the commencement by or against the Borrower of any proceeding under any Debtor Relief Laws naming the Borrower as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

“SOFR” means the Secured Overnight Financing Rate as administered by the NYFRB (or a successor administrator).
    “Strategic Transaction” means (a) a “Change of Control” (as defined in the Existing Credit Agreement in effect as of the Closing Date) or (b) any non-ordinary course sale of assets of the Borrower (in one transaction or multiple transactions) resulting in net cash proceeds to the Borrower in excess of $100,000,000; provided, that with respect to clause (b), any receivables, factoring and/or securitization facility, arrangement or program in an amount not greater than $40,000,000 shall be deemed an ordinary course sale of assets of the Borrower.

“U.S. Government Securities Business Day” means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the NYFRB is not open for business because such day is a legal holiday under the federal laws of the United States of America or the laws of the State of New York, as applicable.

    2.    Loan. Subject to the terms and conditions contained in this Note, the Lender agrees to make a Loan to the Borrower in a single drawing on the Closing Date in an aggregate principal amount equal to $2,500,000. By executing and delivering this Note, the Borrower hereby requests the Lenders to make the Loan under this Note on the Closing Date.

    3.     [Reserved].

    4.     Repayment; Optional Prepayments.

    (a)    Mandatory Repayment. The Borrower shall repay to the Lender the aggregate outstanding principal amount of the Loan, together with all accrued and unpaid interest and all other amounts payable hereunder, on the earliest of (i) the consummation by the Borrower of any Strategic Transaction, (ii) the refinancing in full and termination of the Existing Credit Agreement and (iii) December 31, 2024 (the “Maturity Date”); provided, that with respect to clause (iii), such date shall be automatically extended for additional three (3) month terms on each subsequent anniversary date, unless the Borrower or the Lender in its sole discretion provides written notice, at least five (5) Business Days prior to such anniversary date, that the maturity of the Loan shall not be extended.

    (b)    Optional Prepayments. The Borrower shall have the right to prepay, at any time and from time to time, a partial portion of the outstanding principal amount hereunder, without premium or penalty. Borrower may prepay, at any time and from time to time upon two (2) Business Days’ prior written notice to the Lender, the outstanding principal balance of this Note, without fee, premium, or penalty; provided, however, that such prepayment also shall include any and all accrued but unpaid interest through and including the date of prepayment, plus any other sums which have become due to the Lender under this Note on or before the date of prepayment but which have not been fully paid (other than, for the avoidance of doubt, the Closing Fee (as defined below) which shall not become due until the date that is the first anniversary of the Closing Date in accordance with Section 10). Amounts repaid under this Note shall not be available to be re-borrowed.

(c)    Application of Payments. Except as may be expressly provided in this Note to the contrary, all payments made with respect to this Note shall be applied in the following order of priority: (i) the payment or reimbursement of any expenses, costs, or obligations (other than the outstanding principal balance of this Note and accrued but unpaid interest on this Note) for which Borrower shall be obligated to pay or reimburse, as applicable, or to which each Lender shall be entitled pursuant to the provisions of this Note, (ii) the payment of accrued but unpaid interest on this Note, and (iii) the payment of all or any portion of the then-outstanding principal balance of this Note. If an Event of Default exists under this Note, then the Lender may, in its sole and absolute discretion, apply any such payments, at any time and from time to time, to any of the items specified in clauses (i), (ii), or (iii) above without regard to the order of priority otherwise specified in this Section.
(d)    Rescission of Payments; Unconditional Payments. If at any time any payment made by Borrower under this Note is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of Borrower, or for any other reason, Borrower’s obligation to make such payment shall be reinstated as though such payment had never been made. Borrower is obligated to pay all principal, interest, costs, fees, expenses and any other obligations as specified under this Note, absolutely and unconditionally, without any abatement, postponement, diminution, deduction, offset, demand, counterclaim, or recoupment (each of which is hereby waived). Acceptance by the Lender of any payment in an amount less than the amount then due on any obligations shall be deemed an acceptance on account only, notwithstanding any notation on or accompanying such partial payment to the contrary, and shall not in any way (i) waive or excuse the existence of an Event of Default, (ii) waive, impair or extinguish any right or remedy available to the Lender hereunder, or (iii) waive the requirement of punctual payment and performance or constitute a novation in any respect.
    5.     Use of Proceeds. Borrower agrees that no advances under this Note shall be used for personal, family, or household purposes, and that all advances under this Note shall be used solely for business, commercial, investment or other similar purposes and in accordance with the terms and provisions of this Note, and specifically Borrower shall use such proceeds solely and exclusively to provide ongoing working capital and for other general corporate purposes of the Borrower and its subsidiaries.

6.    Expenses. Borrower shall reimburse the Lender (or other holder of this Note) for all reasonable and documented out-of-pocket costs and expenses (including the reasonable and documented out-of-pocket fees and expenses of one law firm) incurred by the Lender (or other holder of this Note) in connection with the transactions contemplated by this Note, including the negotiation, documentation and execution of this Note and the enforcement of the rights of the Lender (or other holder of this Note) under this Note.

    7.     Place of Payment. All amounts payable hereunder shall be payable to the Lender by wire transfer of immediately available funds into an account or accounts designated by the Lender in writing from time to time. All payments shall be made in lawful money of United States and shall include all fees and costs, including any currency exchange costs, applicable to such payments.

    8.     Interest.

(a)    Subject to the provisions of subsection (b) below, the Loan shall bear interest on the outstanding principal amount thereof at a rate per annum equal to Daily Simple SOFR plus 5.75%.

(b)    (i)    If any amount of principal of the Loan is not paid when due (without regard to any applicable grace periods, if any), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate, to the fullest extent permitted by applicable laws.

(ii)    If any amount (other than principal of the Loan) payable by the Borrower under this Note is not paid when due (without regard to any applicable grace periods, if any), whether at stated maturity, by acceleration or otherwise, then upon the request of the Lender, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate, to the fullest extent permitted by applicable laws.

(iii)    Upon the request of the Lender, while any Event of Default exists (other than as set forth in clauses (b)(i) and (b)(ii) above), the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate, to the fullest extent permitted by applicable laws.

(iv)    Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)    Interest on the Loan shall be due and payable in arrears on the last Business Day of each fiscal quarter occurring prior to the Maturity Date (commencing with the first fiscal quarter ending after the Closing Date) and at such other times as may be specified herein, in each case, in cash. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Laws.

(d)    Interest Rate Limitation. Notwithstanding anything in this Note to the contrary, Borrower and the Lender intend to strictly conform to all applicable usury laws. In no event, whether by reason of demand for payment or acceleration of the maturity of this Note or otherwise, shall the interest contracted for, charged, or received by the Lender under this Note, or otherwise exceed the maximum interest permitted by applicable laws. If, from any circumstance whatsoever, interest would otherwise be payable to the Lender in excess of the maximum interest permitted by applicable laws, the interest payable to the Lender shall be reduced automatically to the maximum interest permitted by applicable laws. If the Lender shall ever receive anything of value deemed interest under applicable laws which would, apart from this paragraph, be in excess of the maximum interest permitted by applicable laws, an amount equal to any amount which would have been excessive interest shall be applied to the reduction of the principal amount owing on this Note in the inverse order of its maturity and not to the payment of interest, or if such amount of interest which would have been in excess of the maximum interest permitted by applicable laws exceeds the unpaid principal balance of this Note, such excess amount shall be promptly refunded to Borrower. All interest paid or agreed to be paid pursuant to this Note to the Lender shall, to the extent permitted by applicable laws, be amortized, prorated, allocated, and spread throughout the full stated term of this Note (including any renewal or extension, if applicable) so that the amount of interest on account of such indebtedness does not exceed the maximum interest permitted by applicable laws.
    10.    Closing Fee. On the date that is the six (6) month anniversary of the Closing Date (or the next succeeding Business Day if such date is not a Business Day), the Borrower shall pay to the Lender a closing fee in cash in an amount equal to 10% of the Lender’s Commitment on the Closing Date (the “Closing Fee”).

    11.    Condition Precedent. The effectiveness of this Note is subject to the Lender’s receipt of executed counterparts of this Note signed on behalf of the Borrower and the Lender (the date of such effectiveness, the “Closing Date”).

13.     Events of Default. Each of the following shall constitute an event of default (“Event of Default”) under this Note:
(a)Payment Default. Borrower fails to make any payment of (i) principal of the Loan when due or (ii) interest or other amounts payable within five (5) Business Days after the same becomes due, in each case, under this Note.

(b)Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note and such failure continues for 30 days after notice thereof by the Lender to the Borrower.

(c)Acceleration of the Obligations under the Existing Credit Agreement. An event of default under the Existing Credit Agreement that results in the acceleration and termination, as applicable, of the loans, commitments and other obligations in full thereunder.

(d)Insolvency. The dissolution or termination of Borrower’s existence as a going business, the insolvency of Borrower, the appointment of a receiver over any part of Borrower’s property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding, whether voluntary or involuntary, under any bankruptcy or insolvency laws by or against Borrower.

(e)Continuity of Operations. Borrower ceases operations, liquidates or dissolves.

(f)Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or any governmental agency, which is not dismissed within forty-five (45) days. However, there shall be no Event of Default under this clause (f) if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding.

14.    Lender’s Rights. Upon the occurrence of an Event of Default specified herein (after any applicable cure period has expired), the Lender (or other holders of this Note) may, at its option and without notice or demand, (i) declare the outstanding principal balance of, and accrued but unpaid interest on, this Note at once due and payable, (ii) refuse to advance any additional amounts under this Note, including but not limited to permanently terminating Borrower's ability to borrow under this Note, (iii) pursue any and all other rights, remedies and recourse available to Lender (or other holder of this Note), at law or in equity, or (iv) pursue any combination of the foregoing.
15.    Waiver. Borrower expressly waives presentment and demand for payment, notice of default, notice of intent to accelerate maturity, notice of acceleration of maturity, protest, notice of protest, notice of dishonor, and all other notices and demands for which waiver is not prohibited by applicable laws, and diligence in the collection of this Note. No delay or omission of Lender in exercising any right under this Note or under applicable laws shall be a waiver of such right or any other right under this Note or applicable laws.

16.    Successors and Assigns. This Note may not be assigned or transferred by the Lender to any person or third party without the prior written consent from the Borrower, which shall not be unconditionally withheld, conditioned or delayed. The Lender shall provide Borrower at least 30 days prior notice to any proposed assignment by the Lender of this Note. Borrower may not assign or transfer this Note or any of Borrower’s rights under this Note without the prior written consent of Lender. Subject to the foregoing, this Note and every part hereof shall be binding upon the undersigned and their respective successors and assigns, and shall inure to the benefit of and be enforceable by the Lender and any of their respective successors and assigns.
17.    Financial Information. Borrower agrees to furnish such financial information and statements, including financial statements, lists of assets and liabilities, agings of receivables and payables, inventory schedules, budgets, forecasts, tax returns, and other reports, as the Lender may reasonably request from time to time and only to the extent the same is provided to all lenders under the Existing Credit Agreement in their capacities as such and in the same form provided thereunder.
    18.    Miscellaneous.

    (a)     Submission to Jurisdiction; Waivers; Amendments. THE LENDER AND THE BORROWER HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE STATE OF DELAWARE, AND THEY HEREBY IRREVOCABLY AGREE THAT ANY ACTION MAY BE HEARD AND DETERMINED IN SUCH DELAWARE STATE OR FEDERAL COURT. THE LENDER AND THE BORROWER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST THE BORROWER ARISING OUT OF THIS NOTE OR BY REASON OF ANY OTHER CAUSE OR DISPUTE WHATSOEVER BETWEEN THE BORROWER AND THE LENDER OF ANY KIND OR NATURE. No delay or failure on the part of the Lender in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Lender of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. The rights, remedies, powers and privileges provided herein are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. Time is of the essence in respect of the performance of all payment obligations under this Note. The Borrower hereby waives presentment and demand for payment, notice of dishonour, protest and notice of protest of this Note. No modification or waiver of any provision of this Note or consent to departure therefrom shall be effective unless in writing and signed by the Borrower and the Lender.

    (b)     Governing Law. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK AND NO CONFLICTS OF LAW PRINCIPLES WILL APPLY TO THIS NOTE.

    (c)    Severability. In the event that any provision of this Note would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Note or affecting the validity or enforceability of such provision in any jurisdiction.

    (d)     Counterparts. This Note may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract.

    (e)    Notice. All notices, demands, requests and other communications required or permitted hereunder, shall be in writing and shall be deemed to be given and delivered when received, or if earlier and regardless of whether or not actually received, five (5) days after deposit in a regularly maintained receptacle for the United States mail, registered or certified, postage fully prepaid, return receipt requested, addressed to Borrower or the Lender, as the case may be, at its address specified below, or at such other address as such party may have specified theretofore by notice delivered in accordance with this section and actually received by the other party. To the extent actual receipt is required, rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was received shall be deemed to be receipt of the notice, demand, request or other communication.

Addresses for Notice:

Borrower:

Orchid Merger Sub II, LLC
4235 Redwood Avenue
Los Angeles, CA 90066
Attn: Tridivesh Kidambi

Lender:

OpenMail2, LLC
4235 Redwood Avenue
Los Angeles, CA 90066
Attn: Michael Blend

(f)    Lost Note. Borrower will issue a replacement note in the event of the loss, theft, destruction or mutilation of this Note, upon the request of the Lender after receipt by Borrower of a notarized lost note affidavit in form and substance reasonably acceptable to Borrower.

(g)INDEMNIFICATION OF LENDER. BORROWER SHALL INDEMNIFY AND HOLD THE LENDER, ITS AFFILIATES AND LENDER'S SUCCESSORS AND ASSIGNS (EACH SUCH PERSON HEREIN REFERRED TO AS AN "INDEMNITEE") HARMLESS FROM AND AGAINST ALL CLAIMS, LIABILITIES, LOSSES, DAMAGES, OBLIGATIONS OR RELATED EXPENSES INCURRED BY OR IMPOSED UPON OR ALLEGED TO BE DUE OF INDEMNITEE IN CONNECTION WITH (a) THE EXECUTION OR DELIVERY OF THIS NOTE, OR ANY OTHER AGREEMENT OR INSTRUMENT, THE PERFORMANCE BY THE PARTIES HERETO OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER, THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY, OR, IN THE CASE OF THE LENDER, THE ADMINISTRATION OF THIS NOTE, (b) THE LOAN OR THE USE OF THE PROCEEDS THEREFROM OR (c) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY BROUGHT BY A THIRD PARTY OR BY THE BORROWER, AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE OR STRICT LIABILITY OF THE INDEMNITEE; PROVIDED, HOWEVER, THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH CLAIMS, LIABILITIES, LOSSES, DAMAGES, OBLIGATIONS OR RELATED EXPENSES (i) ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY A FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED BY A MATERIAL BREACH OF THIS NOTE, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE OR (ii) RESULT FROM A CLAIM BROUGHT BY BORROWER AGAINST AN INDEMNITEE FOR BREACH IN BAD FAITH OF SUCH INDEMNITEE’S OBLIGATIONS HEREUNDER, IF BORROWER HAS OBTAINED A FINAL AND NONAPPEALABLE JUDGMENT IN ITS FAVOR ON SUCH CLAIM AS DETERMINED BY A COURT OF COMPETENT JURISDICTION. IN THE EVENT OF COURT ACTION IN CONNECTION WITH ANY SUCH CLAIM OR DEMAND, BORROWER WILL ASSUME, TO THE EXTENT REQUESTED BY LENDER, THE RESPONSIBILITY FOR THE DEFENSE OF ANY SUCH ACTION AND WILL PROMPTLY SATISFY AND DISCHARGE ANY FINAL DECREE OR JUDGMENT RENDERED THEREIN. THE LENDER MAY ELECT, IN ITS SOLE DISCRETION, TO MAKE ANY PAYMENTS SUSTAINED OR INCURRED BY REASON OF ANY OF THE FOREGOING, AND BORROWER WILL PROMPTLY REPAY TO LENDER IN CASH THE AMOUNT OF SUCH PAYMENT. ALL AMOUNTS DUE UNDER THIS SECTION SHALL BE PAID WITHIN THIRTY DAYS OF RECEIPT BY THE BORROWER OF AN INVOICE IN REASONABLE DETAIL; AND ANY PAYMENT RECEIVED AFTER SUCH THIRTY DAY PERIOD SHALL ACCRUE INTEREST AT THE DEFAULT RATE. NOTWITHSTANDING THE FOREGOING, THE LENDER SHALL BE OBLIGATED TO REFNUD OR RETURN ANY AND ALL AMOUNTS PAID BY THE BORROWER UNDER THIS SECTION TO THE LENDER FOR ANY CLAIMS, LIABILITIES, LOSSES, DAMAGES, OBLIGATIONS OR RELATED EXPENSES TO THE EXTENT THE LENDER IS DETERMINED NOT TO BE ENTITLED TO PAYMENT OF SUCH AMOUNTS IN ACCORDANCE WITH THE TERMS HEREOF.

THIS NOTE REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Remainder of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, the undersigned have executed this Note as of the date first written above:

BORROWER:

ORCHID MERGER SUB II, LLC
a Delaware limited liability company

By: __/s/ Tridivesh Kidambi_______
Name: Tridivesh Kidambi
Title: CFO

LENDER:

OPENMAIL2, LLC
a Delaware limited liability company

By:__/s/ Michael Blend __________
Name: Michael Blend
Title: Manager

[Term Note]